Exhibit (24)(b)

                              POWER OF ATTORNEY

     Xerox Corporation (the "Company") and each person whose signature appears below authorize each of Eunice M. Filter, Martin S. Wagner and George R. Roth (each an "appointee") to file, either in paper or electronic form, one or more registration statements and amendments thereto (including post-effective amendments), under the Securities Act of 1933, as amended, for the purpose of registering the offering and sale of shares of Common Stock, par value $1 per share, of the Company reserved for issuance pursuant to the Company's 1996 Non-Employee Director Stock Option Plan, including any amendments and successor or replacement plans thereto, whether presently in effect or hereafter adopted, which registration statements and amendments shall contain such information and exhibits as any such appointee deems appropriate. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and personal identification numbers as may be required to effect such filing as prescribed under the rules and regulations of the Securities and Exchange Commission (the "SEC"), and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

                               XEROX CORPORATION

Dated as of February 1, 1996   By: /s/ Paul A. Allaire
                                   --------------------------
                                   Paul A. Allaire
                                   Chairman of the Board and
                                   Chief Executive Officer

  /s/ Paul A. Allaire          Chairman of the Board, Chief Executive
- -------------------------      Officer and Director
(Paul A. Allaire)              (Principal Executive Officer)

  /s/ Barry D. Romeril         Executive Vice President and
- -------------------------      Chief Financial Officer
(Barry D. Romeril)             (Principal Financial Officer)

  /s/ Philip D. Fishbach       Vice President and Controller
- -------------------------      (Principal Accounting Officer)
(Philip D. Fishbach)

  /s/ Robert A. Beck           Director
- -------------------------
(Robert A. Beck)

  /s/ B. R. Inman              Director
- -------------------------
(B. R. Inman)

  /s/ Yotaro Kobayashi         Director
- -------------------------
(Yotaro Kobayashi)

  /s/ Ralph S. Larsen          Director
- -------------------------
(Ralph S. Larsen)

  /s/ John D. Macomber         Director
- -------------------------
(John D. Macomber)

  /s/ George J. Mitchell       Director
- -------------------------
(George J. Mitchell)

  /s/ N. J. Nicholas, Jr.      Director
- -------------------------
(N. J. Nicholas, Jr.)

  /s/ John E. Pepper           Director
- -------------------------
(John E. Pepper)

  /s/ Martha R. Seger          Director
- -------------------------
(Martha R. Seger)

  /s/ Thomas C. Theobald       Director
- -------------------------
(Thomas C. Theobald)